UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York 10504		10504

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On September 22, 2010, Visant Corporation (“Visant”) entered into a Credit Agreement (the “New Credit Agreement”) among Visant, Jostens Canada Ltd. (the “Canadian Borrower”), as Canadian Borrower, Visant Secondary Holdings Corp., as Guarantor (“Guarantor”), certain subsidiaries of Visant, the lenders from time to time party thereto, Credit Suisse AG, as Administrative Agent, Credit Suisse AG, Toronto Branch, as Canadian Administrative Agent and the other parties thereto. The New Credit Agreement provides for a revolving credit facility in an aggregate principal amount of $175.0 million that will mature on December 22, 2015. The New Credit Agreement also provides for an initial term loan credit facility in an aggregate principal amount of $1,250.0 million that will mature on December 22, 2016, subject to amortization prior to the maturity date at 1.0% of the initial principal amount per year. In addition, upon the occurrence of certain events, Visant may incur incremental term loan facilities to be added to the initial term loan credit facility and/or extensions in the commitments under the revolving credit facility, in each case subject to receipt of commitments by existing lenders or other financing institutions and to the satisfaction of certain other conditions.

Borrowings under the new term loan credit facility bear a variable interest rate equal to, at Visant’s option, LIBOR plus an applicable margin or a base rate plus an applicable margin. Borrowings under the new revolving credit facility bear interest at a rate equal to, at Visant’s option, LIBOR plus an applicable margin or a base rate plus an applicable margin, and, in the case of the new revolving credit facility, subject to adjustment based on Visant’s leverage ratio. The LIBOR component of any rate is subject to a minimum interest rate. Visant pays a commitment fee to the lenders under the new revolving credit facility in respect of unutilized commitments thereunder, such commitment fee being subject to a decrease should Visant’s leverage ratio decrease below a certain designated level. Visant also pays customary letter of credit fees under the new revolving credit facility.

All obligations under the New Credit Agreement are unconditionally guaranteed by Guarantor, and, subject to certain exceptions, each of Visant’s existing and future domestic wholly-owned subsidiaries (such subsidiary guarantors, the “U.S. Subsidiary Guarantors”). All obligations under the New Credit Agreement, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements, in each case, with lenders or affiliates of lenders), are secured by (i) all of Visant’s stock and the capital stock of each of Visant’s existing and future subsidiaries, except that with respect to foreign subsidiaries such security interest is limited to 65% of the capital stock of “first-tier” foreign subsidiaries, subject to certain exceptions, and (ii) substantially all of the tangible and intangible assets of Visant, Guarantor and each U.S. Subsidiary Guarantor.

The obligations of the Canadian Borrower are also secured by substantially all of the tangible and intangible assets of the Canadian Borower and any future Canadian subsidiaries of Visant.

The New Credit Agreement contains certain covenants that, among other things, restrict, subject to certain exceptions, the ability of Visant, Guarantor, the Canadian Borrower and certain of Visant’s subsidiaries to: (i) incur indebtedness; (ii) create liens on assets; (iii) engage in mergers, consolidations or partnerships; (iv) engage in certain dispositions of assets; (v) make investments, loans, guarantees or advances; (vi) pay dividends and distributions or repurchase capital stock; (vii) repay certain indebtedness; (viii) enter into sale and leaseback transactions; (ix) engage in certain transactions with affiliates; and (x) change the nature of Visant’s business. In addition, the New Credit Agreement requires Visant to maintain the following financial covenants: (i) a minimum interest coverage ratio, (ii) a maximum total leverage ratio and (iii) a maximum capital expenditure limitation. The New Credit Agreement also contains certain additional customary affirmative covenants and events of default.

The new term loan credit facility is subject to a 1% prepayment premium in the event of certain repricing events within one year of the effective date of the new term loan credit facility.

The foregoing summary is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Indenture

On September 22, 2010, Visant and the U.S. Subsidiary Guarantors entered into an Indenture among Visant, the U.S. Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Indenture”), under which Visant issued (the “New Senior Notes Offering”) $750.0 million aggregate principal amount of 10.00% Senior Notes due 2017 (the “New Senior Notes”), which are guaranteed on a senior unsecured basis by the U.S. Subsidiary Guarantors.

The New Senior Notes are senior unsecured obligations of Visant and the U.S. Subsidiary Guarantors and rank (i) equally in right of payment with any existing and future senior unsecured indebtedness of Visant and the U.S. Subsidiary Guarantors; (ii) senior to all of Visant’s and the U.S. Subsidiary Guarantors’ existing and any of Visant’s and the U.S. Subsidiary Guarantors’ future subordinated indebtedness; (iii) effectively junior to all of Visant’s existing and future secured obligations and the existing and future secured obligations of the U.S. Subsidiary Guarantors, including indebtedness under the New Credit Agreement, to the extent of the value of the assets securing such obligations; and (iv) structurally subordinated to all liabilities of Visant’s existing and future subsidiaries that do not guarantee the New Senior Notes.

The New Senior Notes are redeemable, in whole or in part, at any time: (i) on or after October 1, 2013, at a redemption price equal to 107.50% of the principal amount thereof; (ii) on or after October 1, 2014, at a redemption price equal to 105.00% of the principal amount thereof; (iii) on or after October 1, 2015, at a redemption price equal to 102.50% of the principal amount thereof; and (iv) on or after October 1, 2016 and thereafter, at a redemption price equal to 100.00% of the principal amount thereof, plus, in each case, accrued and unpaid interest. In addition, Visant may redeem up to 35% in the aggregate of the principal amount of the New Senior Notes at any time on or prior to October 1, 2013 with the net cash proceeds from certain equity offerings at a price equal to 110.00% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any. Visant may also redeem some or all of the notes before October 1, 2013 at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, together with accrued and unpaid interest. Upon the occurrence of certain change of control events, Visant must offer to purchase the New Senior Notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any.

The New Senior Notes were sold in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended. The New Senior Notes bear interest at 10.00% per annum and mature on October 1, 2017. Interest is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2011, to holders of record at the close of business on March 15 and September 15, as the case may be, immediately preceding each such interest payment date.

The Indenture contains restrictive covenants that limit among other things, the ability of Visant and its restricted subsidiaries to (i) incur additional indebtedness or issue certain preferred stock, (ii) pay dividends on or make other distributions or repurchase capital stock or make other restricted payments, (iii) make investments, (iv) limit dividends or other payments by restricted subsidiaries to Visant or other restricted subsidiaries, (v) create liens on pari passu or subordinated indebtedness without securing the notes, (vi) sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of Visant’s assets, (vii) enter into certain transactions with affiliates and (viii) designate Visant’s subsidiaries as unrestricted subsidiaries. The Indenture also contains customary events of default, including the failure to make timely payments on the New Senior Notes or other material indebtedness, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency.

The foregoing summary is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On September 22, 2010, in connection with the New Senior Notes Offering, Visant and the U.S. Subsidiary Guarantors also entered into an exchange and registration rights agreement (the “Registration Rights Agreement”) among Visant, the U.S. Subsidiary Guarantors and the representatives for the initial purchasers named therein, relating to, among other things, the exchange offer for the New Senior Notes and the related guarantees. Pursuant to the Registration Rights Agreement, Visant and the U.S. Subsidiary Guarantors have agreed to use all commercially reasonable efforts to register with the Securities and Exchange Commission notes and guarantees having substantially identical terms as the New Senior Notes (except for provisions relating to the transfer restrictions and payment of additional interest, which would otherwise apply in certain circumstances relating to Registration Defaults, as defined and described below) and the related guarantees as part of an offer to exchange such registered notes for the New Senior Notes (the “Exchange Offer”). Visant and the U.S. Subsidiary Guarantors are expected to cause the Exchange Offer to be completed or, if required under special circumstances, to have a shelf registration statement declared effective, within 240 days after the original issue date of the New Senior Notes. If this obligation is not satisfied (a “Registration Default”), the annual interest rate on the Notes will increase by $0.05 per week per $1,000 principal amount of the New Senior Notes for the first 90-day period during which a Registration Default continues, and by an additional $0.05 per week per $1,000 principal amount of the New Senior Notes with respect to each subsequent 90-day period, up to a maximum amount of additional interest for all Registration Defaults of $0.20 per week per $1,000 principal amount of the New Senior Notes. If the Registration Default is corrected, the applicable interest rate on such New Senior Notes will revert to the original level.

The foregoing summary is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the New Credit Agreement, on September 22, 2010, Visant terminated its existing Credit Agreement dated October 4, 2004 (as amended, the “Old Credit Agreement”) and related agreements and documents. The Old Credit Agreement provided for senior secured credit facilities in an initial aggregate principal amount of $1,270.0 million, originally consisting of a $150.0 million Term Loan A facility, an $870.0 million Term B loan facility and $250.0 million revolving credit facilities. A portion of the proceeds from the New Credit Agreement was used to repay in full all amounts outstanding under the Old Credit Agreement on the date of termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

Each of the Indenture and the New Credit Agreement contains a covenant that, among other things, restricts Visant’s ability to pay dividends or distributions or redeem or repurchase capital stock. Information concerning the Indenture and the Credit Agreement is set forth in Item 1.01, which information is incorporated herein by reference into this Item 3.03.

Information concerning the supplemental indentures relating to Visant Holding Corp.’s (“Holdings”) 10.25% Senior Discount Notes due 2013 (the “10.25% Notes”), Holdings’ 8.75% Senior Notes due 2013 (the 8.75% Notes”) and Visant’s 7.625% Senior Subordinated Notes due 2012 (the “7.625% Notes” and, together with the 10.25% Notes and the 8.75% Notes, the “Existing Notes”) is set forth in Item 8.01, which information is incorporated herein by reference into this Item 3.03.

Item 8.01	Other Events.

On September 21, 2010, Visant and Holdings announced that they had each received consents (coupled with tenders) from holders of a majority in principal amount of each series of the Existing Notes to adopt certain proposed amendments to such notes.

The supplemental indentures effecting such proposed amendments were entered into and became operative on September 22, 2010, concurrently with the acceptance for payment of the Existing Notes tendered pursuant to the tender offers as of the consent time. The supplemental indentures, among other things, (1) deleted certain restrictive covenants relating to (i) restricted payments, (ii) incurrence of debt and issuance of preferred stock, (iii) reporting requirements, (iv) asset sales, (v) restrictions on distributions from restricted subsidiaries, (vi) affiliate transactions, (vii) incurrence of liens, (viii) conduct of business (with respect to the indenture relating to the 10.25% Notes only) and (ix) offer to repurchase upon a change of control; (2) eliminated certain restrictions relating to the merger, consolidation or sale of all or substantially all assets by Holdings or Visant, as applicable; and (3) eliminated certain events of default.

The foregoing summary is qualified in its entirety by reference to the supplemental indentures, copies of which are filed as Exhibits 4.3, 4.4 and 4.5 to this Current Report on Form 8-K.

On September 22, 2010, Holdings and Visant announced that they had delivered the applicable notices providing for the redemption of all Existing Notes of the applicable series on October 21, 2010. As a result of Holdings and Visant having called the Existing Notes for redemption and having made the applicable payments into trust in order to fund such redemptions, as well as having satisfied certain other procedural requirements, Holdings and Visant have satisfied and discharged their obligations under the Existing Notes and the related indentures.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

4.1	Indenture, among Visant Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee, dated as of September 22, 2010.

4.2	Exchange and Registration Rights Agreement, among Visant Corporation, the guarantors party thereto and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives for the initial purchasers named therein, dated September 22, 2010.

4.3	Supplemental Indenture, between Visant Holding Corp. and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of September 22, 2010.

4.4	Supplemental Indenture, between Visant Holding Corp. and U.S. Bank National Association, as Trustee, dated as of September 22, 2010.

4.5	Supplemental Indenture, among Visant Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of September 22, 2010.

10.1	Credit Agreement, among Visant Corporation, Jostens Canada Ltd., Visant Secondary Holdings Corp., certain subsidiaries of Visant Corporation, the lenders from time to time party thereto, Credit Suisse AG, Credit Suisse AG, Toronto Branch and the other parties thereto, dated as of September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: September 27, 2010

/S/ MARIE D. HLAVATY
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer

Exhibit No.	Exhibit

4.1	Indenture, among Visant Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee, dated as of September 22, 2010.

4.2	Exchange and Registration Rights Agreement, among Visant Corporation, the guarantors party thereto and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives for the initial purchasers named therein, dated September 22, 2010.

4.3	Supplemental Indenture, between Visant Holding Corp. and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of September 22, 2010.

4.4	Supplemental Indenture, between Visant Holding Corp. and U.S. Bank National Association, as Trustee, dated as of September 22, 2010.

4.5	Supplemental Indenture, among Visant Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of September 22, 2010.

10.1	Credit Agreement, among Visant Corporation, Jostens Canada Ltd., Visant Secondary Holdings Corp., certain subsidiaries of Visant Corporation, the lenders from time to time party thereto, Credit Suisse AG, Credit Suisse AG, Toronto Branch and the other parties thereto, dated as of September 22, 2010.